UBS LOAN FINANCE LLC
677 Washington Boulevard
Stamford, Connecticut  06901

UBS SECURITIES LLC
299 Park Avenue
New York, New York  10171

BEAR STEARNS CORPORATE LENDING INC.
383 Madison Avenue
New York, New York  10179

BEAR, STEARNS & CO. INC.
383 Madison Avenue
New York, New York  10179

WELLS FARGO BANK, N.A.
333 South Grand Avenue, Ninth Floor
Los Angeles, CA  90071

October 13, 2004

Carso Holdings Corporation
c/o Leonard Green & Partners, L.P.
     11111 Santa Monica Boulevard
     Suite 2000
     Los Angeles, CA  90025

Attention:  Michael Wong

Second Amended and Restated Bank and Bridge Facilities Commitment Letter

Ladies and Gentlemen:

From and after the occurrence of the Effectiveness Condition
(as defined below), this Second Amended and Restated Bank and Bridge Fa-cilities Commitment Letter amends and restates in its entirety the Amended and Restated Bank and Bridge Facilities Commitment Letter, dated June 4, 2004, among Holdings (as defined below), UBS (as defined below), UBSS (as defined below), BSCL (as defined below), Bear Stearns (as defined below) and Wells (as defined below) and will supersede such letter in all re-spects. References to such Amended and Restated Bank and Bridge Facilities Commitment Letter made on or after the occurrence of the Effectiveness Con-dition shall refer to such letter as amended and restated hereby. The "Ef-fectiveness Condition" means the delivery by Holdings of the fully executed copy of the Merger Agreement (as defined below) substantially in the form attached hereto.

You have advised UBS Loan Finance LLC ("UBS"), UBS Securities
LLC ("UBSS"), Bear Stearns Corporate Lending Inc. ("BSCL"), Bear, Stearns & Co. Inc. ("Bear Stearns") and Wells Fargo Bank, N.A. ("Wells" and, together with UBS, UBSS, BSCL and Bear Stearns, "we", "us" or "our") that Carso Holdings Corporation, a Delaware corporation ("Holdings" or "you") formed by affiliates of Leonard Green & Partners, L.P. ("Sponsor"), proposes to acquire (the "Acquisition") all of the outstanding capital stock of Holly-wood Entertainment Corporation (the "Acquired Business") pursuant to an Amended and Restated Plan of Merger among Holdings and Hollywood Merger Corporation (f/k/a Cosar Corporation) ("Borrower"), and the Acquired Busi-ness (the "Merger Agreement"); upon consummation of the Acquisition, Bor-rower shall merge with and into the Acquired Business, with the Acquired Business as the survivor. All references to "dollars" or "$" in this agreement and the attachments hereto (collectively, this "Commitment Let-ter") are references to United States dollars.

We understand that the sources of funds required to fund the Acquisition consideration, to repay existing indebtedness of the Acquired Business and its subsidiaries of up to $351.4 million (the "Refinancing"), to pay fees, commissions and expenses of up to $105.0 million in connection with the Transactions (as defined below) and to provide ongoing working capital requirements of Borrower and its subsidiaries following the Trans-actions will include:

* senior secured credit facilities consisting of (i) a senior secured term loan facility to Borrower of $200.0 million (the "Term Loan Facility"), as described in the Summary of Princi-pal Terms and Conditions attached hereto as Annex I (the "Bank Term Sheet"), (ii) a senior secured synthetic letter of credit facility to Borrower of up to $15.0 million (the "LC Facil-ity") and (iii) a senior secured revolving credit facility to Borrower of up to $60.0 million (the "Revolving Credit Facil-ity" and, together with the Term Loan Facility and the LC Fa-cility, the "Bank Facilities"), as described in the Bank Term Sheet, of which Revolving Credit Facility none will be drawn immediately after giving effect to the Transactions (except as provided in the Bank Term Sheet);

* the issuance by Borrower of (a) $400.0 million aggregate gross proceeds of unsecured senior notes (the "Senior Notes") and
(b) $150.0 million aggregate gross proceeds of unsecured sen-ior subordinated notes (the "Senior Subordinated Notes" and, together with the Senior Notes, the "Notes"), in each case pursuant to a public offering or Rule 144A or other private placement (the "Notes Offering") or, in the event the Notes are not issued at the time the Transactions are consummated, borrowings by Borrower of (a) $400.0 million under a senior unsecured credit facility (the "Senior Bridge Facility") and
(b) $150.0 million under a senior subordinated unsecured credit facility (the "Senior Subordinated Bridge Facility" and, together with the Senior Bridge Facility, the "Bridge Fa-cilities"; the Bridge Facilities and the Bank Facilities are herein referred to as the "Facilities"), in each case as de-scribed in the Summary of Principal Terms and Conditions at-tached hereto as Annex II (the "Bridge Term Sheet" and, to-gether with the Bank Term Sheet, the "Term Sheets"); provided that the Senior Subordinated Notes (or, if the Senior Subordi-nated Notes are not issued, the Senior Subordinated Bridge Fa-cility) shall be reduced by an amount equal to the amount of senior subordinated notes of the Acquired Business (the "Ex-isting Notes") that are not tendered as of the Closing Date pursuant to the tender offer therefor described in the Merger Agreement (the "Untendered Existing Notes"); provided, fur-ther, that the Senior Subordinated Notes (or, if the Senior Subordinated Notes are not issued, the Senior Subordinated Bridge Facility) shall be reduced by an amount equal to, if a positive number, (x) the amount of cash that the Acquired Business has immediately prior to giving effect to the Trans-actions that would be reflected on its balance sheet minus (y) the difference between (1) $165.0 million and (2) the Pre-Closing Repayment; provided, further, that the Senior Subordi-nated Notes (or, if the Senior Subordinated Notes are not is-sued, the Senior Subordinated Bridge Facility) shall not be reduced pursuant to the immediately preceding proviso by more than $35.0 million.

* cash equity investments (which may be proceeds of common and/or preferred securities) in Holdings of $160.0 million by Sponsor and one or more other investors reasonably satisfac-tory to us (the "Equity Investors") on terms and conditions reasonably satisfactory to us, which investments shall be con-tributed to Borrower in cash as common equity (the "Equity Fi-nancing");

* equity retained in the Acquired Business of $59.6 million on terms and conditions reasonably satisfactory to us (the
"Rollover Equity"); and

* cash on hand at the Acquired Business which is available as a source of funds to fund the Acquisition consideration of $145.0 million; provided, however, that such cash on hand at the Acquired Business may be reduced on a dollar for dollar basis to the extent that the Acquired Business shall have used such cash prior to the Closing Date to repay indebtedness that would otherwise comprise indebtedness to be repaid pursuant to the Refinancing, but such reduction to such cash on hand will be offset by any incurrences of debt (other than any incur-rence of debt under the Facilities or the Notes) by the Ac-quired Business following the date hereof (the "Pre-Closing Repayment").

No other financing will be required for the uses described above. Immedi-ately following the Transactions, neither Holdings nor any of its subsidi-aries will have (a) any indebtedness other than (i) the Bank Facilities,
(ii) the Notes or the Bridge Facilities, (iii) any Untendered Existing Notes and (iv) capital leases and other indebtedness of the Acquired Busi-ness outstanding on the date hereof in an aggregate amount not to exceed $5.0 million or (b) any preferred equity other than pursuant to the Equity Financing or Rollover Equity. As used herein, the term "Transactions" means the Acquisition, the Refinancing, the initial borrowings under the Bank Facilities, the issuance of the Notes or the borrowings under the Bridge Facilities, the Equity Financing, the Rollover Equity and the pay-ments of fees, commissions and expenses in connection with each of the foregoing.

Commitments.

Each of UBS, BSCL and Wells is pleased to advise you of its commitment to provide (i) 60%, 10% and 30%, respectively, of the aggregate principal amount of the Term Loan Facility to Borrower, (ii) 60%, 10% and 30%, respectively, of the Revolving Credit Facility and (iii) 60%, 10% and 30%, respectively, of the LC Facility in each case on a several and not a joint basis and upon the terms and subject to the conditions set forth or referred to in this Commitment Letter. The commitment of UBS, BSCL and Wells and each other Bank Lender (as defined below) hereunder is subject to the negotiation, execution and delivery of definitive documentation (the "Bank Documentation") with respect to the Bank Facilities reasonably satis-factory to UBS, BSCL and Wells and the other Bank Lenders reflecting, among other things, the terms and conditions set forth in the Bank Term Sheet, in Annex III hereto (the "Conditions Annex") and in the letter of even date herewith addressed to you providing, among other things, for certain fees relating to the Facilities (the "Fee Letter"). In addition, each of UBS, BSCL and Wells is pleased to advise you of its commitment to provide (i) 65%, 25% and 10%, respectively, of the aggregate principal amount of the Senior Bridge Facility and (ii) 65%, 25% and 10%, respectively, of the Sen-ior Subordinated Bridge Facility, in each case on a several and not a joint basis and upon the terms and subject to the conditions set forth or re-ferred to in this Commitment Letter. The commitment of UBS and each other Bridge Lender (as defined below) hereunder is subject to the negotiation, execution and delivery of definitive documentation (the "Bridge Documenta-tion" and, together with the Bank Documentation, the "Financing Documenta-tion") with respect to the Bridge Facilities reasonably satisfactory to UBS and the other Bridge Lenders reflecting, among other things, the terms and conditions set forth in the Bridge Term Sheet, the Conditions Annex and the Fee Letter. You agree that the closing date of the Acquisition and the concurrent closing of the Facilities or, if applicable, the Bank Facilities and the Notes Offering (the "Closing Date") shall be a date mutually agreed upon between you and us, presently expected to be in January 2005, but in any event shall not occur until the terms and conditions hereof and in the Term Sheets and the Conditions Annex (including the conditions to initial funding) have been satisfied or waived in writing by UBS, BSCL and Wells.

Syndication.

It is agreed that UBSS shall be the sole lead arranger and bookmanager for each of the Facilities and UBS AG, Stamford Branch, an af-filiate of UBS, shall be the administrative agent and collateral agent for each of the Facilities. Each of Bear Stearns and Wells shall be a co-arranger for each of the Facilities and Wells shall be the syndication agent for the Bank Facilities and Bear Stearns shall be the syndication agent for the Bridge Facilities. UBSS will exclusively manage the syndica-tion of the Facilities, and will, in such capacity, exclusively perform the duties and exercise the authority customarily associated with such role.
It is agreed and understood by all parties hereto that UBS and UBSS shall appear on the top "left" of any marketing and other similar materials pre-pared in connection with the syndication of the any of the Facilities. It is further agreed that no additional advisors, agents, co-agents, arrangers or bookmanagers will be appointed and no Lender (as defined below) will re-ceive compensation with respect to any of the Facilities outside the terms contained herein and in the Fee Letter in order to obtain its commitment to participate in such Facilities, in each case unless you and we so agree.

UBS, BSCL and Wells reserve the right, prior to or after execu-tion of the Bank Documentation, to syndicate, in consultation with you, all or a portion of their respective commitments to one or more institutions that will become parties to the Bank Documentation (UBS, BSCL and Wells and the institutions becoming parties to the Bank Documentation, the "Bank Lenders"). UBS, BSCL and Wells also reserve the right, prior to or after the execution of the Bridge Documentation, to syndicate, in consultation with you, all or a portion of its commitment to one or more institutions becoming parties to the Bridge Documentation (UBS, BSCL, Wells and the in-stitutions becoming parties to the Bridge Documentation, the "Bridge Lend-ers," and, together with the Bank Lenders, the "Lenders"). It is under-stood and agreed that any syndication of the commitments of UBS, BSCL and Wells hereunder for each Bank Facility shall be applied to reduce the com-mitments of UBS, BSCL and Wells therefor in the following order: (1) first, UBS's commitment for such Bank Facility until the commitment of UBS for such Bank Facility is not greater than the commitment of Wells for such Bank Facility, (2) second, each of UBS's and Wells's commitment for such Bank Facility on a pro rata basis until neither the commitment of UBS nor the commitment of Wells for such Bank Facility is greater than the commit-ment of BSCL for such Bank Facility and (3) third, each of UBS's, Wells's and BSCL's commitment for such Bank Facility on a pro rata basis; provided that no syndication of any commitments which occurs prior to the Closing Date and prior to the execution and delivery of the Financing Documentation by all parties thereto shall relieve any of UBS, Wells or BSCL of their re-spective commitments to fund the Facilities on the Closing Date in accor-dance with "Commitments" above. It is further agreed that until the ear-lier of (i) the date that UBS determines in its sole discretion that pri-mary syndication of each of the Facilities is completed and (ii) 90 days following the Closing Date, none of BSCL or Wells shall sell, assign or otherwise syndicate, or agree to sell, assign or otherwise syndicate, its commitments for any of the Bank Facilities, Senior Bridge Facility or Sen-ior Subordinated Bridge Facility below the amount that it has been allo-cated for such Facility in the primary syndication of the Facilities; pro-vided that if any portion of the Bridge Facilities is funded on the Closing Date, any syndication of the Bridge Facilities from and after the Closing Date shall reduce the loans of UBS, BSCL and Wells thereunder on a pro rata basis.

UBSS will, in consultation with you, exclusively manage all as-pects of the syndication of the Facilities, including selection of addi-tional Lenders, determination of when UBSS will approach potential addi-tional Lenders, any naming rights and the final allocations of the commit-ments in respect of the Facilities among the additional Lenders. You agree to, and to use commercially reasonable efforts to cause Borrower and the Acquired Business to (including with a covenant to such effect in the Merger Agreement), actively assist UBSS in achieving a timely syndication of the Facilities that is satisfactory to UBSS. To assist UBSS in its syn-dication efforts, you agree that you will, and will cause your representa-tives and advisors to, and will use commercially reasonable efforts to cause Borrower and the Acquired Business and their respective representa-tives and advisors to, (a) promptly prepare and provide all financial and other information as we may reasonably request with respect to you, Bor-rower, the Acquired Business, their respective subsidiaries and the trans-actions contemplated hereby, including but not limited to financial projec-tions (the "Projections") relating to the foregoing, (b) use commercially reasonable efforts to ensure that the syndication efforts benefit materi-ally from existing lending relationships of Sponsor, the Acquired Business and their respective subsidiaries, (c) make available to prospective Lend-ers senior management and advisors of Holdings, the Acquired Business and their respective subsidiaries, (d) host, with UBSS, one or more meetings with prospective Lenders under each of the Facilities, (e) assist UBSS in the preparation of one or more confidential information memoranda reasona-bly satisfactory to UBSS and other marketing materials to be used in con-nection with the syndication of each of the Facilities, and (f) obtain, at your expense, monitored public ratings of the Facilities and the Notes from Moody's Investors Service ("Moody's") and Standard & Poor's Ratings Group ("S&P") at least 30 days prior to the Closing Date and to participate ac-tively in the process of securing such ratings, including having senior management of Holdings and the Acquired Business meet with such rating agencies.

Information.

You hereby represent and covenant that, to the best of your knowledge, (a) all information (other than the Projections) that has been or will be made available to any of UBS, BSCL, Bear Stearns, Wells, the other Lenders or UBSS by you, Borrower, the Acquired Business or any of your or their respective representatives in connection with the transac-tions contemplated hereby (the "Information"), when taken as a whole is and will be complete and correct in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a ma-terial fact necessary to make the statements contained therein, in light of the circumstances under which such statements were or are made, not mis-leading, and (b) the Projections that have been or will be made available to any of UBS, BSCL, Bear Stearns, Wells, or the other Lenders or UBSS by you, Borrower, the Acquired Business or any of your or their respective representatives in connection with the transactions contemplated hereby have been and will be, prepared in good faith based upon assumptions be-lieved by you to be reasonable at the time made (it being understood that the Projections are subject to significant uncertainties and contingencies, many of which are beyond your control and assurance cannot be given that any particular Projection will be realized). You agree to supplement the Information and the Projections from time to time and agree to advise UBSS of all material developments affecting Sponsor, Borrower, the Acquired Business, any of their respective subsidiaries or affiliates or the trans-actions contemplated hereby or the accuracy in any material respect of In-formation and Projections previously furnished to any of UBS, BSCL, Bear Stearns, Wells, the other Lenders or UBSS. You acknowledge that UBS, UBSS, BSCL, Bear Stearns and Wells, may share with any of their affiliates, and such affiliates may share with UBS, UBSS, BSCL, Bear Stearns and Wells any information related to Borrower, the Acquired Business, or any of their re-spective subsidiaries or affiliates (including, without limitation, in each case information relating to creditworthiness) and the transactions contem-plated hereby on a confidential and "need to know" basis. The representa-tions and covenants contained in this paragraph shall remain effective only until the Closing Date and thereafter shall be superseded by those con-tained in the Bank Documentation.

Compensation.

As consideration for the commitments of the Lenders hereunder with respect to the Facilities and the agreement of UBSS to structure, ar-range and syndicate the Facilities and to provide advisory services in con-nection therewith, you agree to pay, or cause to be paid, to UBS, BSCL and Wells the fees set forth in the Term Sheets and the Fee Letter. Once paid, except as set forth in the Fee Letter, such fees shall not be refundable under any circumstances.

Conditions.

The commitment of each of UBS, BSCL and Wells hereunder with respect to each of the Facilities and UBSS's agreement to perform the serv-ices described herein may be terminated by UBS, BSCL or Wells (each as to itself only) if (i) the structure, terms and conditions of the Transactions are not reasonably satisfactory to UBS, BSCL or Wells or are changed from those described herein and in the Term Sheets and the Conditions Annex in any respect reasonably determined by UBS, BSCL or Wells to be material, provided that UBS, BSCL and Wells acknowledge and agree that the structure, terms and conditions of the Transactions contemplated by this Commitment Letter and the Merger Agreement, the shareholders agreement and the voting agreement to be entered into therewith, and other documentation for the Transactions previously provided or made available to UBS, BSCL or Wells and/or its advisors on or prior to the date of this Commitment Letter are satisfactory to UBS for purposes of this condition; (ii) any information submitted to UBS, BSCL or Wells by or on behalf of Holdings, Borrower, the Acquired Business or any of their respective subsidiaries or affiliates is inaccurate, incomplete or misleading in any respect reasonably determined by UBS to be material; (iii) the transactions contemplated hereby (includ-ing borrowings under the Facilities) are not in full compliance with all applicable legal requirements, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System;
(iv) there shall be any pending or threatened litigation or other proceed-ings (private or governmental) with respect to any of the transactions con-templated hereby that could reasonably be expected to impose adverse condi-tions on the Facilities or the Notes or prevent, enjoin or materially ad-versely affect the Transactions; (v) any change shall occur since
June 30, 2004, or any additional information shall be disclosed to or dis-covered by UBS, BSCL or Wells (including, without limitation, information contained in any review or report required to be provided to it in connec-tion herewith) that is inconsistent with or additional to information pre-viously disclosed to or discovered by UBS, BSCL or Wells which UBS, BSCL or Wells reasonably determines has had or could reasonably be expected to have a material adverse effect on the business, results of operations, condition (financial or otherwise), assets, liabilities or prospects of the Acquired Business and its subsidiaries, taken as a whole (UBS, BSCL and Wells each acknowledge that neither (a) the guidance provided by the Acquired Business in the press release attached as Exhibit 99.1 to the Acquired Business' Oc-tober 1, 2004 Form 8-K filing with the Securities and Exchange Commission nor (b) the guidance provided by the Acquired Business in the forecast of selected financial data dated as of October 1, 2004, so long as such guid-ance was provided in good faith and based upon reasonable assumptions and so long as the actual performance of the Acquired Business is not materi-ally worse than such guidance, does, for the purposes of this clause (v), each in and of itself, constitute a change that could reasonably be ex-pected to have a material adverse effect on the business, results of opera-tions, condition (financial or otherwise), assets, liabilities or prospects of the Acquired Business and its subsidiaries, taken as a whole); (vi) in the sole judgment of UBS, BSCL or Wells, a material adverse change or mate-rial disruption has occurred after October 11, 2004 in the financial, bank-ing or capital markets generally (including, without limitation, the mar-kets for loans to or debt securities issued by companies similar to Bor-rower or the Acquired Business), which has had or could reasonably be ex-pected to have a material adverse effect on the syndication of any portion of the Facilities or the marketing of the Notes; or (vii) any condition set forth in either Term Sheet or the Conditions Annex is not satisfied or waived by UBS, Wells and BSCL or any covenant or agreement in this Commit-ment Letter or the Fee Letter is not complied with.

Clear Market.

From the date of this Commitment Letter until the earlier of
(x) six months after the Closing Date and (y) our completion of syndication (as determined by us and notified in writing to you) of each of the Facili-ties and, if later, of the Notes Offering, you will ensure that no financ-ing (other than the financings contemplated hereby) for Holdings, Borrower, the Acquired Business or any of your or their respective subsidiaries is announced, syndicated or placed without the prior written consent of UBS if such financing, syndication or placement would have, in the reasonable judgment of UBS, a detrimental effect upon the transactions contemplated hereby.

Indemnity.

By your acceptance below, you hereby agree to indemnify and hold harmless each of UBSS, UBS, BSCL, Bear Stearns, Wells, and the other Lenders and their respective affiliates (including, without limitation, controlling persons) and the directors, officers and employees of the fore-going (each, an "Indemnified Person") from and against any and all losses, claims, costs, expenses, damages or liabilities (or actions or other pro-ceedings commenced or threatened in respect thereof) that arise out of or in connection with this Commitment Letter, the Term Sheets, the Conditions Annex, the Fee Letter, the Facilities or any of the transactions contem-plated hereby or the providing or syndication of the Facilities, and to re-imburse each Indemnified Person upon its demand for any legal or other ex-penses incurred in connection with investigating, preparing to defend or defending against, or participating in, any such loss, claim, cost, ex-pense, damage, liability or action or other proceeding (whether or not such Indemnified Person is a party to any action or proceeding), other than any of the foregoing of any Indemnified Person to the extent determined by a final, non-appealable judgment of a court of competent jurisdiction to have resulted solely by reason of the gross negligence or willful misconduct of such Indemnified Person. You shall not be liable for any settlement of any such proceeding effected without your written consent, but if settled with such consent or if there shall be a final judgment for the plaintiff, you shall indemnify the Indemnified Persons from and against any loss or li-ability by reason of such settlement or judgment, subject to your rights in this paragraph to claim exemption from your indemnity obligations. You shall not, without the prior written consent of any Indemnified Person, ef-fect any settlement of any pending or threatened proceeding in respect of which such Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement (i) includes an unconditional release of such Indemnified Person from all liability or claims that are the subject matter of such proceeding and (ii) does not include a statement as to or an admission of fault, cul-pability, or a failure to act by or on behalf of any Indemnified Person. None of UBSS, UBS, BSCL, Bear Stearns, Wells, or any other Lender (or any of their respective affiliates) shall be responsible or liable to Holdings, Borrower, the Acquired Business or any of their respective subsidiaries, affiliates or stockholders or any other person or entity for any consequen-tial damages which may be alleged as a result of this Commitment Letter, the Term Sheets, the Conditions Annex, the Fee Letter, the Facilities or the transactions contemplated hereby. In addition, you hereby agree to re-imburse each of the Lenders and UBSS from time to time upon demand for all reasonable and documented out-of-pocket costs and expenses (including, without limitation, reasonable legal fees and expenses of UBS's and UBSS's appraisal, consulting and audit fees, and printing, reproduction, document delivery, travel, communication and publicity costs) incurred in connection with the syndication and execution of the Facilities, and the preparation, review, negotiation, execution and delivery of this Commitment Letter, the Term Sheets, the Conditions Annex, the Fee Letter, the Financing Documenta-tion and the administration, amendment, modification or waiver thereof (or any proposed amendment, modification or waiver), whether or not the Closing Date occurs or any Financing Documentation is executed and delivered or any extensions of credit are made under either of the Facilities.

Confidentiality.

This Commitment Letter is furnished for your benefit, and may not be relied on by any other person or entity. This Commitment Letter is delivered to you upon the condition that neither the existence of this Com-mitment Letter, the Term Sheets, the Conditions Annex, or the Fee Letter nor any of their contents shall be disclosed by you or any of your affili-ates, directly or indirectly, to any other person, except that such exis-tence and contents may be disclosed (i) as may be compelled in a judicial or administrative proceeding or as otherwise required by law and (ii) to your directors, officers, employees, advisors and agents, in each case on a confidential and "need-to-know" basis and only in connection with the transactions contemplated hereby. In addition, this Commitment Letter, the Term Sheets and the Conditions Annex (but not the Fee Letter) may be dis-closed to the Acquired Business and their respective directors, officers, employees, advisors and agents, in each case on a confidential and "need-to-know" basis and only in connection with the transactions contemplated hereby; provided that this Commitment Letter may be attached to, or filed with, the Merger Agreement if and when the Merger Agreement is filed or furnished as an exhibit to a report filed by the Acquired Business under the Securities Act of 1934, as amended.

Other Services.

You acknowledge and agree that UBS, UBSS, BSCL, Bear Stearns,
Wells, and/or their respective affiliates may be requested to provide addi-tional services with respect to Holdings, Borrower, the Acquired Business and/or their respective affiliates or other matters contemplated hereby. Any such services will be set out in and governed by one or more separate agreements (containing terms relating, without limitation, to services, fees and indemnification) in form and substance satisfactory to the parties thereto. Nothing in this Commitment Letter is intended to obligate or com-mit UBS, UBSS, BSCL, Bear Stearns, Wells or any of their respective affili-ates to provide any services other than as set out herein. You acknowledge that UBSS is acting as financial advisor to the Acquired Business in con-nection with various matters, including the Transactions.

Governing Law, Etc.

This Commitment Letter and the commitment of the Lenders shall not be assignable by you without the prior written consent of UBS, BSCL, Bear Stearns, Wells, the other Lenders and UBSS, and any purported assign-ment without such consent shall be void. This Commitment Letter may not be amended or any provision hereof waived or modified except by an instrument in writing signed by UBS, UBSS, BSCL, Bear Stearns, Wells and you. This Commitment Letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signa-ture page of this Commitment Letter by facsimile transmission shall be ef-fective as delivery of a manually executed counterpart of this Commitment Letter. Headings are for convenience only. This Commitment Letter is in-tended to be for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto, the Lenders and, with respect to the indem-nification provided under the heading "Indemnity," each Indemnified Person. This Commitment Letter shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of law to the extent that the application of the laws of another jurisdiction will be required thereby. Any right to trial by jury with re-spect to any claim or action arising out of this Commitment Letter is hereby waived. You hereby submit to the non-exclusive jurisdiction of the federal and New York State courts located in The City of New York (and ap-pellate courts thereof) in connection with any dispute related to this Com-mitment Letter or any of the matters contemplated hereby, and agree that service of any process, summons, notice or document by registered mail ad-dressed to you shall be effective service of process against you for any suit, action or proceeding relating to any such dispute. You irrevocably and unconditionally waive any objection to the laying of such venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding has been brought in an inconven-ient forum. A final judgment in any such suit, action or proceeding brought in any such court may be enforced in any other courts to whose ju-risdiction you are or may be subject by suit upon judgment.

Please indicate your acceptance of the terms hereof and of the Term Sheets, the Conditions Annex, and the Fee Letter by returning to us executed counterparts of this Commitment Letter and the Fee Letter not later than 5:00 p.m., New York City time, on October 15, 2004. This Com-mitment Letter and the commitments of UBS, BSCL, Wells and the other Lend-ers hereunder and the agreement of UBSS to provide the services described herein are also conditioned upon your acceptance hereof and of the Fee Let-ter and our receipt of executed counterparts hereof and thereof. Upon the earliest to occur of (A) the execution and delivery of the Financing Docu-mentation by all of the parties thereto, or (B) February 28, 2005, if the Financing Documentation shall not have been executed and delivered by all such parties prior to that date, or (C) if earlier than (B), the date of termination of the Merger Agreement, this Commitment Letter and the commit-ments of UBS, BSCL, Wells and the Lenders hereunder and the agreement of UBSS to provide the services described herein shall automatically terminate unless UBS, BSCL, Bear Stearns, Wells, the other Lenders and UBSS shall, in their discretion, agree to an extension. The compensation, expense reim-bursement, confidentiality, indemnification and governing law and forum provisions hereof and in the Term Sheets and the Fee Letter shall survive termination of this Commitment Letter (or any portion hereof) or the com-mitments of the Lenders hereunder. The provisions under the headings "Syn-dication" and "Clear Market" above shall survive the execution and delivery of the Financing Documentation.

[Signature Page Follows]

We are pleased to have been given the opportunity to assist you in connection with the financing for the Transactions.
Very truly yours,

UBS LOAN FINANCE LLC
By:
Name:
Title:
By:
Name:
Title:

UBS SECURITIES LLC
By:
Name:
Title:
By:
Name:
Title:

BEAR STEARNS CORPORATE LENDING INC.
By:
Name:
Title:

BEAR, STEARNS & CO. INC.
By:
Name:
Title:

WELLS FARGO BANK, N.A.
By:
Name:
Title:

Accepted and agreed to as of
the date first written above:

CARSO HOLDINGS CORPORATION
By:
Name:
Title:


ANNEX I

SUMMARY OF PRINCIPAL TERMS AND CONDITIONS

Bank Facilities (All capitalized terms used but not defined herein shall have the meanings provided in the Commitment Letter to which this summary is attached).

Borrower:	Hollywood Merger Corporation ("Borrower"), which
will merge with and into Target on the Closing Date with Target as the sur-vivor.

Sole Lead Arranger/Bookmanager:	UBS Securities LLC ("UBSS"
or the "Arranger").

Lenders:	A syndicate of banks, financial institutions and
other entities, including UBS Loan Finance LLC ("UBS"), Bear Stearns Corpo-rate Lending Inc. ("BSCL") and Wells Fargo Bank, N.A. ("Wells"), arranged by UBSS in consultation with Borrower (collectively, the "Lenders").

Administrative Agentand Collateral Agent:
UBS AG, Stamford Branch (the "Adminis-
trative Agent" and the "Collateral Agent").

Syndication Agent:	Wells.

Co-Arrangers:	Bear Stearns & Co. Inc. and Wells.

Type and Amount of Facilities:

Term Loan Facility:
	Term Loan Facility (the "Term Loan Facility") in an ag-gregate principal amount of $200.0 million (each individual loan thereun-der, a "Term Loan" and together, the "Term Loans").

Revolving Credit Facility:
	A revolving credit facility (the "Revolving Credit
Facility") in an aggregate principal amount of $60.0 million. Amounts to be agreed of the Revolving Credit Facility will be available as a letter of credit subfacility and a swingline subfacility.

Synthetic Letter of Credit Facility:
	A synthetic letter of credit facility (the "LC Facility") in an aggregate principal amount of $15.0 million. The Term Loan Facility, the Revolving Credit Facility and the LC Facility are herein referred to collectively as the "Bank Facilities".

Purpose:	Proceeds of the Term Loan Facility will be used on
the Closing Date to finance a portion of the Acquisition and the Refinanc-ing and to pay fees, commissions and expenses in connection therewith. Following the Closing Date, the Revolving Credit Facility will be used by Borrower and its subsidiaries for working capital and general corporate purposes; provided, that a drawing on the Closing Date under the Revolving Credit Facility may be made solely to gross-up any original issue discount made applicable to the Bank Facilities.

Closing Date:	The date of consummation of the Acquisition.

Maturity Dates:
Term Loan Facility:  6 years from the Closing Date.
Revolving Credit Facility:  5 years from the Closing Date.
LC Facility:  5 years from the Closing Date.

Availability:
Term Loan Facility: Upon satisfaction or waiver of conditions precedent to drawing to be specified in the Bank Docu-mentation, a single drawing may be made on the Closing Date of the full amount of the Term Loan Facility.

Revolving Credit Facility: Upon satisfaction or waiver of conditions precedent to drawing to be specified in the Bank Documenta-tion, borrowings may be made at any time after the Closing Date to but ex-cluding the business day preceding the maturity date of the Revolving Credit Facility; provided, that a drawing on the Closing Date under the Re-volving Credit Facility may be made solely to gross-up any original issue discount made applicable to the Bank Facilities.
LC Facility: Upon satisfaction or waiver of conditions precedent to drawing to be specified in the Bank Documentation, each of the Lenders under the LC Facility will deposit cash in an amount equal to its full commitment under the LC Facility (collectively, the "LC Facility De-posits") with the Administrative Agent. The Administrative Agent will in turn invest the LC Facility Deposits in an account at the Administrative Agent and under the Administrative Agent's exclusive dominion and control (the "LC Facility Deposit Account"). The Borrower will have no right, ti-tle or interest in the LC Facility Deposits or the LC Facility Deposit Ac-count and no Lender under the LC Facility will have any right to withdraw its LC Facility Deposit from the LC Facility Deposit Account.
The LC Facility Deposit Account will pay a return to the Administrative Agent equal to the LIBID Rate (as defined below) on the amount of LC Facility Deposits invested in the LC Facility Deposit Account and the Administrative Agent shall pay the amount received by it in respect of the LC Facility Deposit Account to the Lenders under the LC Facility pro rata based on the amounts of their respective LC Facility Deposits on each date on which LC Facility Participation Fees (as defined herein) are pay-able to the Lenders by the Borrower. "LIBID Rate" means a return per annum (reset daily) equal to the difference between (i) such day's rate for one-month LIBOR (as defined below) minus (ii) 15 basis points.
Drawings under any letter of credit under the LC Facility shall be reimbursed by Borrower on the same business day. To the extent that the issuing bank under the LC Facility is required to fund any such drawing, such issuing bank shall be entitled to direct the Administrative Agent to draw upon the LC Deposit Account and pay such amount to such issu-ing bank. Any amount so withdrawn from the LC Facility Deposit Account shall bear interest at the default rate applicable to Term Loan Facility until repaid.

Letters of Credit:	Each letter of credit (whether under
the Revolving Credit Facility or the LC Facility) shall expire not later than the earlier of (a) 12 months after its date of issuance and (b) the fifteenth day prior to the maturity date of the Revolving Credit Facility.

Amortization:
Term Loan Facility:  To be determined.
Revolving Credit Facility:	None.
LC Facility:	None.

Interest on Term Loan Facility
and Revolving Credit Facility:	At Borrower's option, Base
Rate/Prime Rate and LIBOR loans, will be available as follows:
	A.  Base Rate/Prime Rate Option
	Interest will be at the Base Rate plus the applicable In-terest Margin, calculated on the basis of the actual number of days elapsed in a year of 365 days and payable quarterly in arrears. The Base Rate is defined as the higher of the Federal Funds Rate, as published by the Fed-eral Reserve Bank of New York, plus 1/2 of 1% and the prime commercial lending rate of UBS AG, as established from time to time at its Stamford Branch.
	Base Rate borrowings will require one business day's prior notice and will be in minimum amounts to be agreed upon.
	B.  LIBOR Option
	Interest will be determined for periods ("Interest Peri-ods") of one, two, three or six (or, if available from all Lenders, nine or twelve) months (as selected by Borrower) and will be at an annual rate equal to the London Interbank Offered Rate ("LIBOR") for the corresponding deposits of U.S. dollars, plus the applicable Interest Margin. LIBOR will be determined by the Administrative Agent at the start of each Interest Pe-riod and will be fixed through such period. Interest will be paid at the end of each Interest Period or, in the case of Interest Periods longer than three months, quarterly, and will be calculated on the basis of the actual number of days elapsed in a year of 360 days. LIBOR will be adjusted for maximum statutory reserve requirements (if any).
	LIBOR borrowings will require three business days' prior notice and will be in minimum amounts to be agreed upon. The availability of LIBOR loans during the syndication period will be limited.

Default Interest:	Upon any payment default, interest will ac-
crue on any amount of a loan or other amount payable under the Bank Facili-ties at a rate of 2.0% per annum in excess of the higher of (i) the Base Rate plus the applicable Interest Margin and (ii) the rate (including the applicable Interest Margin), if any, otherwise applicable to such loan or other amount, and will be payable on demand.

Interest Margins for Term Loans
and Revolving Credit Facility:	The applicable Interest
Margin will be the basis points set forth in the following table; provided that after the date on which Borrower shall have delivered financial state-ments for the fiscal quarter ending at least six months after the Closing Date, the Interest Margin with respect to the Revolving Credit Facility will be determined pursuant to the grid set forth on Appendix A hereto; provided, further that if, as of the Closing Date, the Bank Facilities are rated less than B1 (stable) from Moody's or less than B+ (stable) from S&P, each of the figures in the table below and the figures under the Interest Margin column in Appendix A hereto shall increase by 50 basis points.

          Base Rate        LIBOR
           Loans           Loans


Term Loan
Facility     200            300

Revolving
Credit
Facility     200             300


Commitment Fee:	A Commitment Fee shall accrue on the unused
amounts of the commitments under the Revolving Credit Facility. Such Com-mitment Fee will be 0.50% per annum. Accrued Commitment Fees will be pay-able quarterly in arrears (calculated on a 360-day basis) for the account of the Lenders from the Closing Date.

Participation Fee:	Borrower shall pay quarterly a partici-
pation fee (the "LC Facility Participation Fee") to each Lender that has made an LC Facility Deposit equal to (i) the amount of such Lender's LC Fa-cility Deposits on deposit in the LC Facility Deposit Account, multiplied by (ii) the interest margin on the Term Loan Facility plus 15 basis points.

Mandatory Prepayments:	Borrower shall make mandatory prepay-
ments (subject to certain exceptions to be agreed) in the following amounts: (a) 100% of the net proceeds received from the sale or other dis-position of all or any part of the assets of Holdings, Borrower or any of its subsidiaries after the Closing Date, (b) 100% of the net proceeds re-ceived by Holdings, Borrower or any of its subsidiaries from the issuance of debt or preferred stock after the Closing Date, other than the Notes or other Qualifying Subordinated Debt (to be defined in the Bank Documenta-tion) which refinances borrowings under the Bridge Facilities, (c) 50% of the net proceeds received from the issuance of common equity (including, but not limited to, upon the exercise of warrants and options) by, or eq-uity contributions to, Holdings after the Closing Date, other than any amount thereof which is applied to the repayment of the Bridge Facilities (provided that no prepayment under this clause (c) shall be required for as long as the total leverage ratio is less than 2.0 to 1.00), (d) 100% of all casualty and condemnation proceeds in excess of amounts applied promptly to replace or restore any properties in respect of which such proceeds are paid to Holdings, Borrower and its subsidiaries and (e) 75% of excess cash flow of Borrower and its subsidiaries (to be defined in a manner to be agreed); provided the percentage set forth in this clause (e) shall be re-duced to (i) 50% when the total leverage ratio at the end of the relevant fiscal year is less than 2.5 to 1.0 but greater than or equal to 2.0 to
1.0 and (ii) 0% when the total leverage ratio at the end of the relevant fiscal year is less than 2.0 to 1.0.
There will be no prepayment penalties (except LIBOR breakage costs) for mandatory prepayments.

Optional Prepayments:	Permitted in whole or in part (includ-
ing in respect of the LC Facility), with prior notice but without premium or penalty (except LIBOR breakage costs) and including accrued and unpaid interest, subject to limitations as to minimum amounts of prepayments.

Application of Prepayments:	Each mandatory and optional pre-
payment will be applied to the scheduled amortization on the Term Loan Fa-cility first in order of maturity to the first two amortization payments following the date such prepayment is to be made, and second the remainder of such prepayment shall be allocated on a pro rata basis to the rest of the scheduled amortization payments on the Term Loan Facility. After the Term Loan Facility has been repaid in full, any mandatory prepayments made shall be applied to reduce the LC Facility Deposits under the LC Facility
and, if necessary, to cash collateralize letters of credit thereunder.   If
the LC Facility has been repaid in full, any prepayments made shall be ap-plied to reduce commitments under the Revolving Credit Facility (and to re-pay loans thereunder and/or cash collateralize letters of credit, in each case, in an amount equal to the excess of the aggregate amount of such loans and letters of credit over the commitment thereunder as so reduced).

Guarantees:	The Bank Facilities will be fully and uncondition-
ally guaranteed on a joint and several basis by Holdings and all of the ex-isting and future direct and indirect domestic subsidiaries of Borrower (collectively, the "Guarantors").
Security:	The Bank Facilities and any hedging obli-
gations relating to the Bank Facilities to which a Lender or an affiliate of a Lender is a counterparty will be secured by perfected first priority pledges of all of the equity interests of Borrower and each of Borrower's direct and indirect subsidiaries, and perfected first priority security in-terests in and mortgages on substantially all material tangible and intan-gible assets (including, without limitation, accounts receivable, inven-tory, equipment, general intangibles, intercompany notes, insurance poli-cies, investment property, intellectual property, real property, cash and proceeds of the foregoing) of Borrower and the Guarantors, wherever lo-cated, now or hereafter owned, except, in the case of any foreign subsidi-ary, such pledge and security interest shall be limited to the pledge of 65% of the equity interests of such foreign subsidiary.

Conditions to Initial Borrowings:	Conditions precedent to
initial borrowings under the Bank Facilities shall be as set forth in the Commitment Letter and in Annex III to the Commitment Letter.

Conditions to Each Borrowing:	Conditions precedent to each bor-
rowing or issuance under the Bank Facilities will be those customary for a transaction of this type including, without limitation, (1) the absence of any continuing default or event of default, (2) the accuracy in all mate-rial respects of all representations and warranties and (3) the absence of a material adverse change in the condition (financial or otherwise), busi-ness, operations, assets, liabilities or prospects of Borrower and its sub-sidiaries, taken as a whole.

Representations and Warranties:	Representations and warran-
ties will apply to Holdings, Borrower and its subsidiaries and include rep-resentations and warranties (subject to customary and agreed upon excep-tions and qualifications) as to: financial statements (including pro forma financial statements); absence of undisclosed liabilities; no material ad-verse change; corporate existence; compliance with law; corporate power and authority; enforceability of the Bank Documentation; no conflict with law or contractual obligations; no material litigation; no default; ownership of property; liens; intellectual property; no burdensome restrictions; taxes; Federal Reserve regulations; ERISA; Investment Company Act; subsidi-aries; environmental matters; solvency; accuracy of disclosure; creation and perfection of security interests; and such other representations and warranties as are usual and customary for a transaction of this type.

Affirmative Covenants:	Affirmative covenants will apply to
Holdings, Borrower and its subsidiaries and will include (subject to cus-tomary and agreed upon exceptions and qualifications):
Delivery of financial and other information: certified quarterly and audited annual financial statements, monthly management re-ports, reports to shareholders, notices of defaults, litigation and other material events, budgets and other information customarily supplied in a transaction of this type; payment of other obligations; continuation of business and maintenance of existence and material rights and privileges; compliance with all applicable laws and regulations (including, without limitation, environmental matters, taxation and ERISA) and material con-tractual obligations; maintenance of property and insurance; maintenance of books and records; right of the Lenders to inspect property and books and records; agreement to hold annual meetings of Lenders; further assurances (including, without limitation, with respect to security interests in af-ter-acquired property); agreement to establish an interest rate protection program and/or have fixed rate financing on a percentage to be determined of the aggregate funded indebtedness of Borrower and its subsidiaries; and such other affirmative covenants as are usual and customary for a transac-tion of this type.

Negative Covenants:	Negative covenants will apply to Hold-
ings, Borrower and its subsidiaries and will include (subject to customary and agreed upon exceptions and qualifications):

1. Limitation on dispositions of assets and changes of business and ownership.
2. Limitation on mergers and acquisitions.
3. Limitations on dividends and stock repurchases and redemptions.
4. Limitation on indebtedness (including guarantees and other contingent obligations) and preferred stock.
5. Limitation on loans and investments.
6. Limitation on liens and further negative pledges.
7. Limitation on transactions with affiliates.
8. Limitation on sale and leaseback transactions.
9. Maintenance of Holdings as a passive holding company.
10.Prohibition on amendments or prepayments of subordinated
   indebtedness, the Senior Bridge Facility or the Senior Notes.
11.No modification or waiver of material documents (including, without limitation, charter documents of Borrower and its subsidiaries and all documents relating to the Bridge Facilities, the Notes, if any, and the Equity Financing) in any manner materially adverse to the Lenders without the consent of the Requisite Lenders.
12.No change to fiscal year.

Financial Covenants:	Financial covenants will apply to Bor-
rower and its consolidated subsidiaries and will include:
1. Minimum interest coverage ratio.
2. Maximum leverage ratio.
3. Minimum fixed charge coverage ratio.
4. Limitation on new stores.
5. Maximum capital expenditures.

For purposes of calculating financial covenants, account-ing policies may not be changed without the consent of the Administrative Agent.

Events of Default:	Will include (subject to such grace pe-
riods, notice periods and qualifications to be agreed upon) nonpayment, breach of representations and covenants, cross defaults, loss of lien on collateral, invalidity of guarantees, bankruptcy and insolvency events, ERISA events, judgments and change of ownership or control (to be defined) and such other events as are usual and customary for a transaction of this type.

Assignments and Participations:	Subject to the second para-
graph of "Syndication" in the Commitment Letter, each Lender may assign all or a portion of its loans and commitments under the Bank Facilities (which shall not be required to be pro rata among the Bank Facilities), or sell participations therein, to another person or persons, provided that each such assignment shall be in minimum amounts to be agreed upon (or the re-mainder of such Lender's loans and commitments, if less) and shall be sub-ject to certain conditions (including, without limitation, the consent of the Administrative Agent and, except in connection with the primary syndi-cation of the Bank Facilities or upon the occurrence and during the con-tinuance of any default, the Borrower, which consent shall not be unrea-sonably withheld, and the payment of a customary fee to the Administrative Agent) and no purchaser of a participation shall have the right to exercise or to cause the selling Lender to exercise voting rights in respect of the Bank Facilities (except as to certain basic issues).

Expenses and Indemnification:	The Bank Documentation will pro-
vide that all reasonable and documented out-of-pocket expenses (including but not limited to reasonable and documented legal fees and expenses and expenses incurred in connection with due diligence and travel, courier, re-production, printing and delivery expenses) of UBS, UBSS, the Administra-tive Agent and the Collateral Agent associated with the syndication of the Bank Facilities and with the preparation, execution and delivery, admini-stration, amendment, waiver or modification (including proposed amendments, waivers or modifications) of the documentation contemplated hereby are to be paid by Borrower. In addition, all out-of-pocket expenses (including but not limited to reasonable and documented legal fees and expenses) of the Lenders and the Administrative Agent for workout proceedings, enforce-ment costs and documentary taxes associated with the Bank Facilities are to be paid by Borrower.

The Bank Documentation will provide that Borrower will indemnify the Lenders, UBS, UBSS, the Administrative Agent and the Collat-eral Agent and their respective affiliates, and hold them harmless from and against all reasonable and documented out-of-pocket costs, expenses (in-cluding but not limited to reasonable and documented legal fees and ex-penses) and liabilities arising out of or relating to the transactions con-templated hereby and any actual or proposed use of the proceeds of any loans made under the Bank Facilities; provided, however, that no such per-son will be indemnified for costs, expenses or liabilities to the extent determined by a final judgment of a court of competent jurisdiction to have been incurred solely by reason of the gross negligence or willful miscon-duct of such person.

Yield Protection, Taxes and
Other Deductions:
The Bank Documentation will contain yield protection provisions, customary for facilities of this nature, protecting the Lenders in the event of un-availability of LIBOR, breakage losses, reserve and capital adequacy re-quirements.
All payments are to be free and clear of any present or future taxes, withholdings or other deductions whatsoever (other than in-come taxes in the jurisdiction of the Lender's applicable lending office). The Lenders will use reasonable efforts to minimize to the extent possible any applicable taxes and Borrower will indemnify the Lenders and the Admin-istrative Agent for such taxes paid by the Lenders or the Administrative Agent.

Requisite Lenders:	Lenders holding at least a majority of
total loans and commitments under the Bank Facilities, with certain amend-ments requiring the consent of Lenders holding a greater percentage (or all) of the total loans and commitments under the Bank Facilities and amendments prior to completion of the syndication of the Bank Facilities (as determined by UBSS) also requiring the consent of UBS.

Governing Law and Forum:	The laws of the State of New
York. Each party to the Bank Documentation will waive the right to trial by jury and will consent to jurisdiction of the state and federal courts located in The City of New York.

Counsel to UBS, UBSS,
BSCL, Wells,
the Administrative Agent
and the Collateral Agent:	Cahill Gordon & Reindel LLP.

Appendix A


Pricing Grid for the Revolving Credit Facility

Leverage Ratio			 Interest Margin (in basis points)

>2.25 to 1.00					300
<2.25 to 1.00 and > 1.75 to 1.00		275
<1.75 to 1.00					250


ANNEX II

SUMMARY OF PRINCIPAL TERMS AND CONDITIONS

Bridge Facilities (All capitalized terms used but not defined herein shall have the meanings provided in the Commitment Letter to which this summary is attached.)

Borrower:	Hollywood Merger Corporation ("Borrower"),
which will merge with and into Target at the Closing Date with Target as the survivor.

Sole Lead Arranger/Bookmanager:	UBS Securities LLC ("UBSS" or the "Ar-
ranger").

Lenders:	A syndicate of banks, financial institutions
and other entities, including UBS Loan Fi-nance LLC ("UBS"), Bear Stearns Corporate
Lending Inc. ("BSCL") and Wells Fargo Bank,
N.A. ("Wells"), arranged by UBSS in consul-tation with Borrower.

Administrative Agent:	UBS AG, Stamford Branch (the "Administrative
Agent").

Syndication Agent	BSCL.

Co-Arrangers:	Bear Stearns & Co. Inc and Wells.

Type and Amount of Bridge Facilities:
(A) $400.0 million senior unsecured bridge loan facility (the "Senior Bridge Facility") and
(B) $150.0 million senior subordinated unsecured bridge loan facility (the "Senior
Subordinated Bridge Facility" and, together with the Senior Bridge Facility, the "Bridge
Facilities"); provided that the Senior Sub-ordinated Notes (or, if the Senior Subordi-nated Notes are not issued, the Senior Sub-ordinated Bridge Facility) shall be reduced by an amount equal to the Untendered Exist-ing Notes; provided, further, that the Sen-ior Subordinated Bridge Facility shall be reduced by an amount equal to, if a positive number, (x) the amount of cash that the Ac-quired Business has immediately prior to giving effect to the Transactions that would be reflected on its balance sheet minus (y) the difference between (1) $165.0 million and (2) the Pre-Closing Repayment; provided, further that the Senior Subordinated Bridge
Facility shall not be reduced pursuant to the immediately preceding proviso by more than $35.0 million.

Purpose:	Proceeds of borrowings under the Senior
Bridge Facility (the "Senior Initial Loans") and the Senior Subordinated Bridge Facility
(the "Senior Subordinated Initial Loans" and together with the Senior Initial Loans, the "Initial Loans") will be used to finance a portion of the Acquisition and the Refinanc-ing and to pay fees, commissions and ex-penses in connection therewith and, at the option of Borrower, to defease the Unten-dered Existing Notes.

Closing Date:	The date of consummation of the Acquisition.

Maturity/Exchange:	All the Initial Loans will mature on the
date that is one year following the Closing
Date (the "Maturity Date").  If any Initial
Loan has not been previously repaid in full on or prior to the Maturity Date, subject to the conditions outlined below under "Condi-tions to Conversion of the Initial Loans," such Initial Loan shall be converted into a term loan (each, a "Term Loan" and, together with the Initial Loans, the "Loans") matur-ing on the ninth anniversary of the Closing
Date (the "Final Maturity Date"). The Lend-ers in respect of the Initial Loans and the Term Loans will have the option (i) in the case of Initial Loans, at the Maturity Date or (ii) in the case of Term Loans, at any time or from time to time, to receive notes
(the "Exchange Notes") in exchange for Ini-tial Loans or Term Loans having the terms set forth in the term sheet attached hereto as Exhibit A.

Availability:	Upon satisfaction of conditions precedent to
drawing to be specified in the Bridge Docu-mentation, a single drawing may be made on the Closing Date of the full amount of the Bridge Facilities.

Interest:	Prior to the Maturity Date, the Initial
Loans will accrue interest at a rate per an-num equal to the greater of (a) 11.0% per annum plus the Spread (as defined below) and
(b) the three-month London Interbank Offered
Rate ("LIBOR") as determined by UBS for a corresponding U.S. dollar deposit amount
(adjusted quarterly) plus the Spread.  The
"Spread" shall initially be equal to, in the case of clause (a), 0 basis points and in the case of clause (b), 925 points. If the Initial Loans are not repaid in full within three months following the Closing Date, the Spread will increase by 50 basis points at the end of such three-month period and shall increase by an additional 50 basis points at the end of each three-month period thereaf-ter. LIBOR will be adjusted for maximum statutory reserve requirements (if any).
Interest on the Initial Loans will be pay-able in arrears at the end of each three-month period and at the Maturity Date. In-terest on the Initial Loans shall not exceed
16.0% per annum and, to the extent the in-terest payable on the Initial Loans exceeds
14.0% per annum, Borrower may, at its op-tion, cause such excess interest to be added to the principal amount of the Initial
Loans.
Following the Maturity Date, all outstanding
Term Loans will accrue interest at the rate provided for in the Exchange Notes in Ex-hibit A hereto, subject to the absolute and cash caps applicable to the Exchange Notes.
Calculation of interest shall be on the ba-sis of actual days elapsed in a year of 360 days.

Default Interest:	Upon any payment default, interest will ac-
crue on any amount of a loan or other amount payable under the Bridge Facilities at a rate of 2.0% per annum in excess of LIBOR plus the Spread and will be payable on de-mand.

Mandatory Redemption:	Borrower will be required to prepay Initial
Loans (and, if issued, Exchange Notes, to the extent required by the terms of such Ex-change Notes) on a pro rata basis, at par plus accrued and unpaid interest, from the net proceeds from the incurrence of any debt or the issuance of any equity or any asset sales, subject to (i) exceptions to be agreed and (ii) any requirements in the Bank
Facilities.

Optional Prepayments:	The Initial Loans and Term Loans may be pre-
paid, in whole or in part, at the option of Borrower, at any time with reasonable prior notice, at par plus accrued and unpaid in-terest and breakage costs.

Guarantees:	The Senior Bridge Facility will be guaran-
teed on a senior basis by Holdings and each of Borrower's subsidiaries that guarantees the Bank Facilities. The Senior Subordi-nated Bridge Facility will be guaranteed on a senior subordinated basis by Holdings and each of Borrower's subsidiaries that guaran-tees the Bank Facilities.

Security:	None.

Ranking:	Senior Bridge Facility:  Pari passu with the
Bank Facilities.
Senior Subordinated Bridge Facility: Subor-dinated to the Bank Facilities and the Sen-ior Bridge Facility; pari passu with or sen-ior to all other obligations of Borrower and the guarantors.

Conditions to Borrowing:	Conditions precedent to borrowing under the
Bridge Facilities shall be those set forth in the Commitment Letter and Annex III to the Commitment Letter.

Representations and Warranties:	Substantially same as those in the Bank
Documentation, with such changes as are nec-essary or appropriate for the Bridge Facili-ties.

Affirmative and Negative Covenants:	Usual and customary for loans of this type.

Financial Covenants:	Usual and customary for loans of this type.

Events of Default:	Will include (subject to such grace periods,
notice periods and qualifications to be
agreed upon) nonpayment, breach of represen-tations and covenants, cross payment default and cross acceleration, invalidity of guar-antees, bankruptcy and insolvency events,
ERISA events, judgments and change of owner-ship or control (to be defined) and such other events as are usual and customary for a transaction of this type.

Conditions to Conversion
of Initial Loans:	On the Maturity Date, unless (i) Holdings,
Borrower or any significant subsidiary
thereof is subject to a bankruptcy or other insolvency proceeding, (ii) there exists a matured default with respect to the Initial
Loans or (iii) there exists a default in the payment when due at final maturity of any indebtedness of Borrower or any of its sub-sidiaries, or the maturity of such indebted-ness shall have been accelerated, the Ini-tial Loans shall automatically be converted into Term Loans (subject to the Lenders' rights to convert Initial Loans into Ex-change Notes as set forth in Exhibit A hereto).

Assignments and Participations:	Subject to the second paragraph of "Syndica-
tion" in the Commitment Letter, each Lender may assign all or a portion of its Loans and commitments under the Bridge Facilities, or sell participations therein, to another per-son or persons, provided that each such as-signment shall be in minimum amounts to be agreed upon (or the remainder of such Lender's loans and commitments, if less) and shall be subject to certain conditions (in-cluding, without limitation, the consent of the Administrative Agent, which consent shall not be unreasonably withheld, and the payment of a customary administrative fee to the Administrative Agent) and no purchaser of a participation shall have the right to exercise or to cause the selling Lender to exercise voting rights in respect of the Bridge Facilities (except as to certain ba-sic issues).

Expenses and Indemnification:	The Bridge Documentation will provide that
all reasonable and documented out-of-pocket expenses (including but not limited to rea-sonable and documented legal fees and ex-penses and expenses incurred in connection with due diligence and travel, courier, re-production, printing and delivery expenses) of the Lenders, UBS, UBSS and the Adminis-trative Agent associated with the syndica-tion of the Bridge Facilities and with the preparation, execution and delivery, admini-stration, amendment, waiver or modification
(including proposed amendments, waivers or modifications) of the documentation contem-plated hereby are to be paid by Borrower.
In addition, all out-of-pocket expenses (in-cluding but not limited to reasonable and documented legal fees and expenses) of the Lenders and the administrative agent for the Bridge Facilities for workout proceedings, enforcement costs and documentary taxes as-sociated with the Bridge Facilities are to be paid by Borrower.
The Bridge Documentation will provide that Borrower will indemnify the Lenders, UBS, UBSS and the Administrative Agent and their respective affiliates, and hold them harm-less from and against all reasonable and documented out-of-pocket costs, expenses
(including but not limited to reasonable and documented legal fees and expenses) and li-abilities arising out of or relating to the proposed transactions, including but not limited to the Acquisition, the Refinancing or any transactions related thereto and any actual or proposed use of the proceeds of any loans made under the Bridge Facilities;
provided, however, that no such person will be indemnified for costs, expenses or li-abilities to the extent determined by a fi-nal judgment of a court of competent juris-diction to have been incurred solely by rea-son of the gross negligence or willful mis-conduct of such person.
Borrower will indemnify the Lenders for
withholding taxes imposed by any governmen-tal authorities. Such indemnification shall consist of customary tax gross-up provi-sions.

Requisite Lenders:	Lenders holding at least a majority of total
Loans and commitments under the Bridge Fa-cilities, with certain modifications or amendments requiring the consent of Lenders holding a greater percentage (or all) of the total Loans and commitments under the Bridge
Facilities.

Governing Law and Forum:	The laws of the State of New York.  Each
party to the Bridge Documentation will waive the right to trial by jury and will consent to jurisdiction of the state and federal courts located in The City of New York.

Counsel to UBS, UBSS, BSCL,
Bear Stearns,
Wells and the
Administrative Agent:	Cahill Gordon & Reindel LLP.

Exhibit A to ANNEX II

Summary of Principal Terms and Conditions of Exchange Notes

Capitalized terms used but not defined herein have the meanings given (or incorporated by reference) in the Summary of Principal Terms and Conditions of the Bridge Facilities to which this Exhibit A is attached.

Issuer:	Borrower will issue Exchange Notes under an
indenture which complies with the Trust In-denture Act (the "Indenture"). Borrower in its capacity as issuer of the Exchange Notes is referred to as the "Issuer."

Guarantors:	Same as Initial Loans.

Principal Amount:	The Exchange Notes will be available only in
exchange for the Initial Loans (at the Ma-turity Date) or the Term Loans (at any time).  The principal amount of any Exchange
Note will equal 100% of the aggregate prin-cipal amount of the Initial Loans or the Term Loans for which it is exchanged.

Maturity:	The Exchange Notes will mature on the ninth
anniversary of the Closing Date.

Interest Rate:	The Exchange Notes will bear interest at a
rate equal to the Initial Rate (as defined below) plus the Exchange Spread (as defined below). Notwithstanding the foregoing, the interest rate in effect at any time shall not exceed 16.0% per annum, and to the ex-tent the interest payable on any Exchange
Note exceeds a rate of 14.0% per annum, the Issuer may, at its option, cause such excess interest to be paid by issuing additional
Exchange Notes in a principal amount equal to such excess portion of interest. The
"Initial Rate" shall be equal to the inter-est rate applicable to the Initial Loans and in effect on the Maturity Date. "Exchange
Spread" shall mean 50 basis points during the 3 month period commencing on the Matur-ity Date and shall increase by 50 basis points at the beginning of each subsequent 3 month period.
Any holder of Exchange Notes may, at its op-tion, elect to have all or part of its Ex-change Notes not called for redemption ac-crue at a fixed interest rate equal to the interest rate in effect at the time of the election (a "Fixed Rate Exchange Note").
Calculation of interest shall be on the ba-sis of the actual number of days elapsed in a year of twelve 30-day months.

Default Interest:	In the event of a payment default on the Ex-
change Notes, interest on the Exchange Notes will accrue at a rate of 2.0% per annum in excess of the rate otherwise applicable to such Exchange Notes, and will be payable in accordance with the provisions described above under the heading "Interest Rate."

Ranking: 	Exchange Notes that are exchanged for Senior
Initial Loans (or Term Loans that were Sen-ior Initial Loans), same as Senior Bridge
Facility. Exchange Notes that are exchanged for Senior Subordinated Initial Loans (or
Term Loans that were Senior Subordinated
Initial Loans), same as Senior Subordinated
Bridge Facility.

Mandatory Offer to Purchase:	The Issuer will be required to offer to pur-
chase the Exchange Notes upon a Change of Control (to be defined in the Indenture) at 101% of the principal amount thereof plus accrued interest to the date of purchase.

Optional Redemption:	Exchange Notes that are not Fixed Rate Ex-
change Notes are prepayable at any time
without premium or penalty. Fixed Rate Ex-change Notes will be non-callable until the fourth anniversary of the Closing Date.
Thereafter, each Fixed Rate Exchange Note will be callable at par plus accrued inter-est plus a premium equal to one half of the coupon on such Exchange Note, which premium shall decline ratably on each anniversary of the Closing Date to zero on the date that is two years prior to the maturity of the Fixed
Rate Exchange Notes.

Defeasance Provisions:	Customary for publicly traded high yield
debt securities.

Modification:	Customary for publicly traded high yield
debt securities.

Registration Rights:	The Borrower shall file, within 60 days af-
ter each issuance of Exchange Notes with a minimum aggregate principal amount of $10.0 million (the date of each such issuance, an "Issue Date"), and will use its best efforts to cause to become effective, as soon there-after as practicable, a shelf registration statement with respect to such Exchange
Notes so issued (each, a "Shelf Registration
Statement"). If a Shelf Registration State-ment is filed, the Borrower will keep such Shelf Registration Statement effective and available (subject to customary exceptions) until it is no longer needed to permit unre-stricted resales of the Exchange Notes to which such Shelf Registration Statement re-lates. The Borrower shall cause (i) the Shelf Registration Statement with respect to the Exchange Notes issued on the first Issue
Date to be declared effective by the date
(the "First Effectiveness Date") that is 150 days from the first Issue Date and (ii) each Shelf Registration Statement with respect to any Exchange Note issued subsequent to the first Issue Date to be declared effective by the date (each, a "Subsequent Effectiveness
Date" and, together with the First Effec-tiveness Date, an "Effectiveness Date") that is 60 days from the date of issue of such Exchange Note, provided that any Subsequent
Effectiveness Date shall be extended to 150 days from the date of issue of such Exchange
Note to the extent that the Borrower re-ceives written notice that the Shelf Regis-tration Statement to which such Exchange
Note relates will be reviewed by the Securi-ties and Exchange Commission. Any failure on the part of the Borrower to cause any Shelf Registration Statement to be declared effective in accordance with the preceding sentence is referred to as a "Registration
Default".  In the event of a Registration
Default with respect to any Exchange Note, the Borrower will pay liquidated damages in the form of increased interest of 0.50% per annum on the principal amount of such Ex-change Note to the holder of such Exchange
Note, to the extent that such holder is un-able to freely transfer such Exchange Note, from and including the applicable Effective-ness Date to but excluding the effective date of the Shelf Registration Statement with respect to such Exchange Note. On the 90th day after the Effectiveness Date with respect to any such Exchange Note, the liq-uidated damages shall increase by 0.50% per annum and, on each 90-day anniversary of the Effectiveness Date thereafter, shall in-crease by 0.50% per annum to maximum in-crease in interest of 2.00% per annum (such damages to be payable by issuing additional
Exchange Notes, if, after giving effect to such increase, the interest rate thereon would exceed 14.0% per annum). The Borrower will also pay such liquidated damages to the holder of an Exchange Note for any period of time (subject to customary exceptions) fol-lowing the effectiveness of the Shelf Regis-tration Statement with respect to such Ex-change Note that such Shelf Registration
Statement is not available for sales there-under. All accrued liquidated damages will be paid on each quarterly interest payment date.

Right to Transfer Exchange Notes:	The holders of the
Exchange Notes shall have the absolute and unconditional right to transfer such Exchange Notes in compliance with applicable law to any third parties.

Covenants:	Those typical for an indenture governing
publicly traded high yield notes.

Events of Default:	Those typical for an indenture governing
publicly traded high yield notes.

Governing Law:	The laws of the State of New York.

*

ANNEX III

CONDITIONS TO CLOSING (All capitalized terms used but not defined herein shall have the meanings provided in the Commitment Letter to which this summary is attached).

The commitment of the Lenders under the Commitment Letter with respect to each of the Facilities, UBS's, UBSS's, BSCL's and Wells's agree-ments to perform the services described in the Commitment Letter, the con-summation of the Transactions and the funding of the Facilities are subject to the conditions set forth in the Commitment Letter and satisfaction of each of the conditions precedent set forth below.

1. The Acquisition shall be consummated substantially in accordance with the Merger Agreement as in effect on the date of the Commitment Letter, with such changes therein as UBS may approve. No more than $12.0 million of Untendered Existing Notes shall remain outstanding after giving effect to the consummation of the Transactions unless arrangements satisfactory to UBS shall have been made which shall have resulted in there being no requirement to make a "change of control" offer for such Untendered Existing Notes or Borrower shall have made other arrangements to refinance such Untendered Existing Notes or such "change of control" offer in a manner reasonably acceptable to UBS. UBS shall be reasonably satisfied with the terms and documentation for the tender offer for the Existing Notes. UBS shall have received, reviewed, and be reasonably satisfied with, the ownership, corporate, legal, tax, management and capital structure of Holdings, Borrower and their respective subsidiaries (after giving effect to the Transactions) and any securities issued, and any indemnities and other arrangements entered into, in connection with the Transactions. UBS shall be reasonably satisfied with all corporate governance plans and arrangements of Holdings and its subsidiaries, including any shareholders agreement or voting agreement.
UBS acknowledges and agrees that the structure, terms and conditions of the Transactions contemplated by this letter, the Merger Agreement, the shareholders agreement and the voting agreement to be entered into therewith and attached thereto and other documentation for the Transactions provided or made available to UBS prior to the date of the Commitment Letter are satisfactory to UBS for purposes of this condition.

2. Borrower shall have received the equity investment proceeds described in the Commitment Letter and shall have retained $59.6 million pursuant to the Rollover Equity. The terms of the Equity Financing and the Rollover Equity shall not require any payments or other distributions of cash or property in respect thereof, or any purchases, redemptions or other acquisitions thereof for cash or property, prior to the payment in full of all obligations under the Facilities and the Notes, if any, except for funding fees payable on the Closing Date that do not reduce the amounts contemplated by this paragraph.

3. UBS, BSCL and Wells shall have received (i) audited consolidated balance sheets and related statements of income, stockholders' equity and cash flows of each of Borrower and the Acquired Business prepared in accordance with GAAP for each of the last three fiscal years ending more than 90 days prior to the Closing Date (the "Audited Financial Statements"), (ii) unaudited consolidated balance sheets and related statements of income, stockholders' equity and cash flows of each of Borrower and the Acquired Business prepared in accordance with GAAP for each fiscal quarter ending after the last fiscal year covered by the Audited Financial Statements and prior to 30 days prior to the Closing Date and for the comparable periods of the preceding fiscal year (with respect to which the independent auditors shall have performed a SAS 100 review),
(iii) no later than 15 days after the end of such month, unaudited consolidated balance sheets and related statements of income, stockholders' equity and cash flows of the Acquired Business prepared in accordance with GAAP for each month ending after each quarter referred to in the preceding clause (ii) and ending more than 15 days prior to the Closing Date and for the comparable periods of the preceding fiscal year (the financial statements referred to in clauses (ii) and (iii) of this paragraph 3, the "Unaudited Financial Statements"), (iv) pro forma consolidated balance sheet and related statements of income and cash flows for Borrower (the "Pro Forma Financial Statements"), as well as pro forma levels of EBITDA and other operating data (the "Pro Forma Data"), for the last fiscal year covered by the Audited Financial Statements, each month covered by the Unaudited Financial Statements and for the latest 12-month period ending more than 15 days prior to the Closing Date, in each case after giving effect to the Transactions and (v) forecasts of the financial performance of Borrower and its subsidiaries for the period of five years after the Closing Date (UBS, BSCL and Wells each acknowledge that it has received the items referred to in clause (i)). The Pro Forma Financial Statements and the Pro Forma Data shall be consistent in all material respects with the sources and uses described in the Commitment Letter and the forecasts provided to the Lenders. The Pro Forma Financial Statements shall be prepared on a basis consistent with pro forma financial statements set forth in a registration statement filed with the Securities and Exchange Commission subject to adjustments to be agreed upon.

4. Holdings, Borrower and its subsidiaries shall be in compliance, in all material respects, with all applicable foreign and U.S. federal, state and local laws and regulations, including all applicable environmental laws and regulations. All necessary governmental and material third party approvals in connection with the Transactions shall have been obtained and shall be in effect.

5. Sources and uses of funds and the assumptions relating thereto (including indebtedness or preferred equity of Holdings, Borrower, the Acquired Business or any of their respective subsidiaries after giving effect to the Transactions) shall be substantially as set forth in the Commitment Letter.

6. Borrower's pro forma consolidated adjusted EBITDA for (a) the latest 12-month period ending more than 15 days prior to the Closing Date and (b) the latest four quarter period ending more than 30 days prior to the Closing Date, calculated as described above in paragraph 3, shall not be less than $229.0 million. For purposes of this condition, Borrower's pro forma consolidated adjusted EBITDA shall be calculated in a manner consistent (and with the same adjustments) as the forecasts attached hereto as Schedule I.

7. UBS shall have received and be satisfied with all legal opinions (including any legal opinions delivered under the Acquisition Documents, together with appropriate reliance letters) and certificates (including a solvency certificate from the Acquired Business's chief financial officer) reasonably requested by UBS relating to the Acquired Business and the Transactions.

8. UBS shall have received from Borrower no later than 10 days prior to the Closing Date a daily cash flow forecast, in form satisfactory to UBS, for the period beginning on the 10th day prior to the Closing Date and ending 30 days after the Closing Date.

9. After giving pro forma effect to the Transactions, the Borrower shall have no less than $20.0 million in cash that would be reflected on its balance sheet on the Closing Date. The Administrative Agent shall have received (a) a certificate from the Acquired Business's chief financial officer showing that the Acquired Business has no less than the difference between (A) $165.0 million and (B) the Pre-Closing Repayment in cash that would be reflected on its balance sheet immediately preceding the closing of the Transactions and (b) a certificate from the Borrower's chief financial officer showing that the Borrower has no less than $20.0 million in cash that would be reflected on its balance sheet on the Closing Date after giving pro forma effect to the Transactions.

10. All costs, fees, expenses (including, without limitation, legal fees and expenses and the fees and expenses of appraisers, consultants and other advisors) and other compensation payable to the Lenders, UBSS, UBS, BSCL, Bear Stearns, Wells, the Administrative Agent or the Collateral Agent shall have been paid to the extent due.

11. UBSS shall have had not less than 30 days to conduct the syndication of the Facilities, such period to commence upon delivery of the final confidential information memorandum referred to in the Commitment Letter under "Syndication" to UBSS.

Additional Bank Facilities Conditions

In addition, the commitment of the Lenders under the Commitment
Letter with respect to the Bank Facilities, UBS's, UBSS's, BSCL's and Wells's agreements to perform the services described in the Commitment Let-ter, the consummation of the Transactions and the funding of the Bank Fa-cilities are subject to the following additional conditions precedent set forth below.

1. The negotiation, execution and delivery of the Bank Documentation, including schedules, exhibits and ancillary documentation and related guarantees, security documentation and other support documentation reasonably satisfactory to the Bank Lenders.

2. Prior to or concurrently with the initial borrowings under the Bank Facilities, Borrower shall have received gross proceeds of at least $550.0 million either from the issuance and sale of the Notes or from borrowings under the Bridge Facilities; provided that such amount will be reduced by the amount (if any) by which the Senior Subordinated Notes (or, if the Senior Subordinated Notes are Notes are not issued, the Senior Subordinated Bridge Facility) are reduced in accordance with the last two provisos contained in the second bullet point in the second paragraph of the Commitment Letter. The documentation and terms of the Notes and the Bridge Facilities shall be reasonably satisfactory in form and substance to the Bank Lenders.

3. The Collateral Agent shall have a perfected, first priority lien on and security interest in all assets as required in the Bank Term Sheet under the heading "Security."

4. The Bank Documentation shall contain other conditions related to the initial fundings thereunder which are required by the Bank Lenders and are customary for transactions of its type.

Additional Bridge Facilities Conditions

In addition, the commitment of the Lenders under the Commitment
Letter with respect to the Bridge Facilities, UBS's, UBSS's, BSCL's and Wells's agreements to perform the services described in the Commitment Let-ter, the consummation of the Transactions and the funding of the Bridge Fa-cilities are subject to the following additional conditions precedent set forth below.

1. The negotiation, execution and delivery of the Bridge Documentation, including schedules, exhibits and ancillary documentation and related guarantees and other support documentation reasonably satisfactory to the Bridge Lenders.

2. Prior to or concurrently with the borrowings under the Bridge Facilities, the Bank Documentation shall have been executed and delivered, and Borrower shall have received gross proceeds of at least $200.0 million from borrowings under the Bank Facilities. The Bank Documentation shall be reasonably satisfactory in form and substance to the Bridge Lenders.

3. Borrower shall have engaged the Investment Bank referred to in the Fee Letter to place the Securities referred to therein. Borrower shall have prepared and delivered to the Investment Bank an Offering Document (as defined in the Fee Letter) at least 30 business days prior to the Closing Date (or such earlier date as may be deemed necessary by the Investment
Bank). The Investment Bank shall have marketed the Securities for such a period as is customary to complete the sale of securities such as the Securities, but in any event not less than 15 business days unless a shorter period is acceptable to the Investment Bank.

4. The Bridge Documentation shall contain other conditions related to drawdown thereon which are required by the Bridge Lenders and are customary for transactions of its type.